EXHIBIT 99(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 31, 2007 in this Registration Statement (Form N-1A No. 033-21722 and 811-05550) of The Alger American Fund.


                                              /s/ ERNST & YOUNG LLP
                                              -----------------------
                                              ERNST & YOUNG LLP

New York, New York
April 11, 2007